UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc., or the Company, held on May 25, 2010, the Company’s stockholders approved (i) the amendment and restatement of the Company’s Amended and Restated 2007 Equity Incentive Plan, or, as so amended, the Second Amended and Restated Plan, to, among other things, increase the number of shares authorized for issuance thereunder by 800,000 shares, and (ii) the Company’s 2010 Employee Stock Purchase Plan, or the Purchase Plan.

For a description of the terms and conditions of the Second Amended and Restated Plan, as approved by the Company’s Board of Directors on April 12, 2010, see “Proposal 2: Amendment and Restatement of Our Amended and Restated 2007 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Our Common Stock Available for Issuance Under the Plan by 800,000 Shares” in the definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2010, or the 2010 Proxy Statement.  The description of the Second Amended and Restated Plan contained in the 2010 Proxy Statement is qualified in its entirety by and subject to the full text of the Second Amended and Restated Plan, a copy of which was filed as Appendix A to the 2010 Proxy Statement and is incorporated herein by reference.

For a description of the terms and conditions of the Purchase Plan, as approved by the Company’s Board of Directors on April 12, 2010, see “Proposal 3: Approval of the AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan” in the 2010 Proxy Statement.  The description of the Purchase Plan contained in the 2010 Proxy Statement is qualified in its entirety by and subject to the full text of the Purchase Plan, a copy of which was filed as Appendix B to the 2010 Proxy Statement and is incorporated herein by reference.

On May 21, 2010, Robert M. Brenner, M.D., Senior Vice President of Medical Affairs, informed the Company that he intends to resign from the Company effective June 4, 2010 to pursue other opportunities.  Dr. Brenner is an executive officer and was a named executive officer in the 2010 Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 25, 2010. As of March 30, 2010, the record date for the Annual Meeting, 20,992,035 shares were issued and outstanding.  A summary of the matters voted upon by stockholders is set forth below.

1.               The Company’s stockholders have voted to elect the following persons as directors to serve until the next Annual Meeting and until their successors have been elected and qualified. The voting results were as follows:

	Votes For	Withheld	Abstain	Broker Non-Votes
Joseph V. Bonventre, MD, PhD	9,342,935	6,051,677	0	2,037,877
Michael Narachi	7,071,934	8,322,678	0	2,037,877
Brian J.G. Pereira, MD	9,331,744	6,062,868	0	2,037,877
Robert J. Perez	7,409,448	7,985,164	0	2,037,877
Lesley Russell, MB.Ch.B., MRCP	13,411,365	1,983,247	0	2,037,877
Davey S. Scoon	7,416,762	7,977,850	0	2,037,877
Ron Zwanziger	9,342,535	6,052,077	0	2,037,877

2.               The Company’s stockholders voted to approve a proposal to amend and restate our Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder by 800,000 shares. Voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,755,117	6,635,990	3,505	2,037,877

3.               The Company’s stockholders voted to approve our 2010 Employee Stock Purchase Plan. Voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,315,621	73,175	5,816	2,037,877

4.               The Company’s stockholders voted to approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010. Voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,731,583	697,186	3,720	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice President of Legal Affairs

Date: May 27, 2010